                                 [REX LOGO]



News Announcement                           For Immediate Release

For further information contact:

Douglas Bruggeman                           Stewart A. Lewack, Joseph N. Jaffoni
Chief Financial Officer                     Jaffoni & Collins Incorporated
937/276-3931                                212/835-8500 or rsc@jcir.com


                   REX STORES REPORTS THIRD QUARTER NET INCOME
                   OF $3.4 MILLION, OR $0.27 PER DILUTED SHARE

                   - Third Quarter Comp Store Sales Rise 1% -

Dayton, Ohio (December 2, 2004) -- REX Stores Corporation (NYSE:RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store sales for the three- and nine-month periods ended October 31, 2004.

Net income in the three months ended October 31, 2004 was $3.4 million, or $0.27 per diluted share, compared to net income of $4.1 million, or $0.32 per diluted share, in the three months ended October 31, 2003. Per share results are based on 12,610,000 and 12,866,000 diluted weighted average shares outstanding for the three-month periods ending October 31, 2004 and 2003, respectively.

Net sales in the three months ended October 31, 2004 fell 1% to $93.6 million from $94.5 million in the three months ended October 31, 2003. Comparable store sales during the period rose 1% compared to the year-ago period. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

During the three-month period ended October 31, 2004, REX purchased approximately 177,000 shares of its common stock in open market transactions. The Company has approximately 523,000 authorized shares remaining available to purchase under its previously announced stock buy-back authorization.

                                     -more-




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REX Stores Reports Third Quarter Results, 12/2/04                         page 2

Net income for the nine-month period ended October 31, 2004 rose 4% to $10.8 million, or $0.84 per diluted share, compared to net income of $10.4 million, or $0.82 per diluted share, in the nine-month period ended October 31, 2003. Per share results are based on 12,778,000 and 12,608,000 diluted weighted average shares outstanding for the nine-month periods ending October 31, 2004 and 2003, respectively. Net sales in the 2004 nine-month period were $267.6 million compared to $277.1 million in the nine months ended October 31, 2003, while comparable store sales fell 2%.

The Company will host a conference call and webcast today at 11:00 a.m. EST, which are open to the general public. The conference call dial-in number is 212/676-5240; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.fulldisclosure.com; please allow 15 minutes to register, download and install any necessary software.

Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. EST on December 2, 2004 by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21215534. A replay of the webcast will be available for 30 days at www.rextv.com or www.fulldisclosure.com.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of October 31, 2004, the Company operated 238 stores in 37 states under the trade name "REX."

This news announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, and the uncertain amount of synthetic fuel production and tax credits received from time to time from the Company's synthetic fuel investments.

                                 -tables follow-




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REX Stores Reports Third Quarter Results, 12/2/04                         page 3


                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                                       Three Months Ended     Nine Months Ended
                                                           October 31,           October 31,
                                                       -------------------   --------------------
                                                         2004       2003       2004       2003
                                                       --------   --------   --------   --------
NET SALES                                              $93,606    $94,493    $267,564    $277,058

COSTS AND EXPENSES:
     Cost of merchandise sold                           68,419     66,310     192,226     193,818
     Selling, general and administrative expenses       25,789     25,478      74,024      76,075
                                                       -------    -------    --------    --------
Total costs and expenses                                94,208     91,788     266,250     269,893
                                                       -------    -------    --------    --------

Income (loss) from continuing operations before
interest, other items, income taxes and discontinued
operations                                                (602)     2,705       1,314       7,165

INVESTMENT INCOME                                            7         14         152          54
INTEREST EXPENSE                                          (716)    (1,247)     (3,040)     (3,687)
GAIN ON SALE OF REAL ESTATE                                121        393         121         779
INCOME FROM SYNFUEL INVESTMENTS                          5,219      3,733      13,798       9,916
                                                       -------    -------    --------    --------

Income from continuing operations before
provision for income taxes and discontinued
operations                                               4,029      5,598      12,345      14,227

PROVISION FOR INCOME TAXES                                 530      1,421       1,165       3,609
                                                       -------    -------    --------    --------

Income from continuing operations                        3,499      4,177      11,180      10,618

Loss from discontinued operations, net of tax             (118)       (96)       (430)       (232)
                                                       -------    -------    --------    --------

Net Income                                             $ 3,381    $ 4,081    $ 10,750    $ 10,386
                                                       =======    =======    ========    ========

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC                                     10,897     10,819      11,092      10,820
                                                       =======    =======    ========    ========

Basic income per share from continuing operations      $  0.32    $  0.39    $   1.01    $   0.98
Basic loss per share from discontinued operations        (0.01)     (0.01)      (0.04)      (0.02)
                                                       -------    -------    --------    --------
BASIC NET INCOME PER SHARE                             $  0.31    $  0.38    $   0.97    $   0.96
                                                       =======    =======    ========    ========

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED                                   12,610     12,866      12,778      12,608
                                                       =======    =======    ========    ========

Diluted income per share from continuing operations    $  0.28    $  0.33    $   0.87    $   0.84
Diluted loss per share from discontinued operations      (0.01)     (0.01)      (0.03)      (0.02)
                                                       -------    -------    --------    --------
DILUTED NET INCOME PER SHARE                           $  0.27    $  0.32    $   0.84    $   0.82
                                                       =======    =======    ========    ========

                                     (more)

REX Stores Reports Third Quarter Results, 12/2/04                         page 4

                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                    (in thousands, except per share amounts)

                                                  October 31   January 31    October 31
                                                     2004         2004         2003
                                                  -----------  ----------   -----------
                                                  (Unaudited)               (Unaudited)
CURRENT ASSETS:
       Cash and cash equivalents                  $   3,959    $  29,026    $   1,503
       Accounts receivable, net                       2,204        2,560        1,551
       Synthetic fuel receivable                      1,848        3,098          655
       Merchandise inventory                        152,215      116,755      155,354
       Prepaid expenses and other                     2,897        1,481        2,704
       Future income tax benefits                     8,703        8,703        8,860
                                                  ---------    ---------    ---------
               Total current assets                 171,826      161,623      170,627

PROPERTY AND EQUIPMENT, NET                         130,487      131,409      131,560
ASSETS HELD FOR SALE                                  2,569            -            -
OTHER ASSETS                                            612        3,477        2,596
FUTURE INCOME TAX BENEFITS                           16,082       14,645        7,560
SYNTHETIC FUEL ESCROW                                     -            -        7,886
RESTRICTED INVESTMENTS                                2,265        2,257        2,253
                                                  ---------    ---------    ---------
               Total assets                       $ 323,841    $ 313,411    $ 322,482
                                                  =========    =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
        Notes payable                             $  15,169      $     -    $  18,901
        Current portion of long-term debt             2,939        5,258        7,708
        Current portion of deferred income and
            deferred gain on sale and leaseback      10,378       10,544       10,985
        Accounts payable, trade                      49,259       32,745       34,690
        Accrued income taxes                              -          806        1,371
        Accrued payroll                               5,101        6,602        4,885
        Other current liabilities                     7,454        7,214        8,449
                                                  ---------    ---------    ---------
               Total current liabilities             90,300       63,169       86,989
                                                  ---------    ---------    ---------

LONG-TERM LIABILITIES:
         Long-term mortgage debt                     31,633       53,548       57,752
         Deferred income                             11,522       12,762       12,632
                                                  ---------    ---------    ---------
               Total long-term liabilities           43,155       66,310       70,384
                                                  ---------    ---------    ---------

SHAREHOLDERS' EQUITY:
         Common stock                                   287          283          281
         Paid-in capital                            130,705      126,124      123,677
         Retained earnings                          195,830      185,080      168,026
         Treasury stock                            (136,436)    (127,555)    (126,875)
                                                  ---------    ---------    ---------
               Total shareholders' equity           190,386      183,932      165,109
                                                  ---------    ---------    ---------

               Total liabilities and
                   shareholders' equity           $ 323,841    $ 313,411    $ 322,482
                                                  =========    =========    =========